Exhibit 16(a)

                                POWER OF ATTORNEY

      The undersigned hereby constitute and appoint Mark N. Jacobs, Steven F. Newman, Michael A. Rosenberg, Jeff Prusnofsky, Robert R. Mullery, Janette Farragher, and John B. Hammalian, and each of them singly, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities (until revoked in writing) to sign the registration statements of MPAM Funds Trust ("Trust") on Form N-14, with respect to MPAM Mid Cap Stock Fund, MPAM National Intermediate Municipal Bond Fund and MPAM Massachusetts Intermediate Municipal Bond Fund, any amendments to such registration statements and all instruments necessary or desirable in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Signature                        Title                     Date
   ---------                        -----                     ----

/s/ David Lamere                  President               March 5, 2002
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David Lamere

/s/ James Windels                 Treasurer               March 5, 2002
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James Windels